Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2026, with respect to the combined financial statements of First Tracks Biotherapeutics, Inc., incorporated herein by reference.

/s/KPMG LLP

San Diego, California
April 17, 2026